UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               FORM 8-K

                           CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) September 1, 2011


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


      Delaware                     1-3390                04-2260388
(State or other jurisdiction of  (Commission         (I.R.S. Employer
 incorporation)                  File Number)       Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


   Registrant's telephone number, including area code (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On September 1, 2011, Rod K. Brenneman, President of Registrant's subsidiary, Seaboard Foods LLC, was appointed President of Butterball, LLC, which Registrant owns a 50 percent non-controlling voting interest in. In order to assume his new role as President of Butterball, LLC, Mr. Brenneman has resigned as President of Seaboard Foods LLC and no longer is an executive officer of Registrant. Mr. Brenneman will continue to assist in the management of Seaboard Foods LLC for an interim period. In connection with this appointment, the Employment Agreement dated July 1, 2005 between Seaboard Foods LLC, and Mr. Brenneman, as amended by First Amendment to Employment Agreement dated December 15, 2008 (the "Employment Agreement"), was terminated by mutual agreement of the parties, effective September 1, 2011. No early termination penalties will be incurred by Registrant on account of Mr. Brenneman's resignation.

Item  5.02  Departure  of  Directors  or  Certain  Officers;  Election   of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.02 above is incorporated herein by reference.

Item 8.01 Other Events

On September 6, 2011, Registrant issued a press release announcing that Rod
K. Brenneman was appointed as President of Butterball, LLC. The press release is attached here to as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

     Registrant hereby furnishes the following exhibit pursuant to Item
     8.01:

     99.1 Press release of Seaboard Corporation dated September 6, 2011 announcing that Rod K. Brenneman was appointed as President of Butterball, LLC.


                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE: September 6, 2011

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Executive Vice President,
                               Chief Financial Officer


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